                                                  AMENDMENT No. 2
                                                      to the
                                           Amended Declaration of Trust
                                                        of
                                       Centennial New York Tax Exempt Trust

         This  Amendment  Number 2 is made as of August 27, 2002 to the Amended  Declaration of Trust of Centennial
New York Tax Exempt Trust (the "Trust"),  dated as of February 1, 1990 and amended  February 23, 2001, by and among the individual executing this Amendment below on behalf of the Trustees.

         WHEREAS, the Trustees  established  Centennial New York Tax Exempt Trust as a trust fund under the laws of the Commonwealth of  Massachusetts,  for the investment and  reinvestment of funds  contributed  thereto,  under an
Amended Declaration of Trust dated as of February 1, 1990 and amended February 23, 2001;

         WHEREAS, the Trustees, acting pursuant to part 12, Article NINTH of the Amended Declaration of Trust as
amended February 1, 1990 desire to change the registered agent of the Trust as established under a Declaration of
Trust dated as of February 1, 1990 and amended February 23, 2001;

NOW, THEREFORE, the Trust's Amended Declaration of Trust is amended as follows:

         Article FIRST of the Trust's Amended  Declaration of Trust is amended by changing the registered  agent as follows:

         The Trust shall be known as Centennial New York Tax Exempt Trust. The principal place of business of the
         Trust is 6803 South Tucson Way, Centennial, CO 80112. The Registered Agent of Service for Process is CT
         Corporation System, 101 Federal Street, Boston, MA 02110.

Acting pursuant to part 12, Article NINTH, the undersigned signs this amendment by and on behalf of the Trust.

                                                                  Centennial New York Tax Exempt Trust

                                                                  Kathleen T. Ives,
                                                                  Assistant Secretary

N1a/780/orgdocs/780_DOT2ndAmd082702.doc